UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 6, 2014

OSHKOSH CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2566, Oshkosh, Wisconsin 54903

(Address of principal executive offices, including zip code)

(920) 235-9151

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 6, 2014, Oshkosh Corporation (the “Company”) and certain subsidiaries of the Company entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC (“J.P. Morgan”), as the representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), pursuant to which the Company agreed to sell, subject to the terms and conditions set forth therein, $250 million aggregate principal amount of its 5.375% Senior Notes due 2022 (the “Notes”) to the Initial Purchasers in a private offering in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).  The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

The Notes will be issued pursuant to an indenture (the “Indenture”) among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, that will be executed in connection with the completion of the offering of the Notes.  The Company will pay 5.375% interest per annum on the outstanding principal amount of the Notes, payable semi-annually in cash in arrears on March 1 and September 1 of each year, commencing on September 1, 2014.  The Notes will mature on March 1, 2022.

The Notes and related guarantees will be senior unsecured obligations of the Company and the guarantors and will rank equally in right of payment with all of the Company’s and the guarantors’ existing and future unsecured senior debt and senior in right of payment to all of the Company’s and the guarantors’ existing and future subordinated debt.  The Company’s obligations under the Notes and the Indenture will be jointly, severally, fully and unconditionally guaranteed by all of the Company’s existing and future subsidiaries that from time to time guarantee obligations under the Company’s senior secured credit facility, with certain exceptions.

On and after March 1, 2017, the Company will have the right to redeem some or all of the Notes at the redemption prices (expressed as percentages of the principal amount to be redeemed) set forth below, together with accrued and unpaid interest to, but not including, the redemption date, if redeemed during the 12-month period beginning on March 1 of the years indicated:

Year	Redemption Price
2017	104.031%
2018	102.688%
2019	101.344%
2020 and thereafter	100.000%

The Company will also have the right to redeem some or all of the Notes at any time or from time to time prior to March 1, 2017 at a redemption price equal to 100% of the principal amount thereof plus an applicable premium determined in accordance with the Indenture and accrued and unpaid interest to, but not including, the redemption date.

In addition, the Company will have the right to redeem from time to time up to 35% of the aggregate outstanding principal amount of the Notes before March 1, 2017, with the net proceeds of certain equity offerings by the Company at a redemption price equal to 105.375% of the principal amount thereof plus accrued but unpaid interest to, but not including, the redemption date.

Subject to certain exceptions, upon the occurrence of a Change of Control and Rating Decline (as defined in the Indenture), each holder of Notes will have the right to require the Company to purchase that holder’s Notes for a cash price equal to 101% of the principal amounts to be purchased, plus accrued and unpaid interest to the date of purchase.

The Indenture will contain various covenants, including, but not limited to, covenants that, subject to certain exceptions, will limit the Company’s and its restricted subsidiaries’ ability to (i) incur additional debt; (ii) pay dividends on the Company’s capital stock or repurchase the Company’s capital stock and make certain other restricted payments; (iii) enter into agreements limiting dividends and certain other restricted payments; (iv) grant liens on assets; (v) enter into sale and leaseback transactions; (vi) merge, consolidate or transfer or dispose of substantially all of the Company’s consolidated assets; (vii) sell, transfer or otherwise dispose of property and assets; and (viii) engage in transactions with affiliates.

The Indenture will also provide for customary events of default.  If an event of default occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of, and any accrued interest on, the Notes to be due and payable immediately.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which the Company will file with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K after the completion of the offering of the Notes.

In connection with the completion of the offering of the Notes, the Company, the guarantors named therein and J.P. Morgan, as representative of the Initial Purchasers, will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company will agree, among other things, (i) to use its commercially reasonable efforts to consummate an exchange offer within 366 days after the issuance of the Notes, or (ii) if required, to have a shelf registration statement declared effective with respect to resales of the Notes.  If the Company fails to satisfy its obligations under the Registration Rights Agreement, then the Company will be required to pay additional interest to the holders of the Notes, under certain circumstances, at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of the default.  The rate of the additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all defaults have been cured, up to a maximum rate of additional interest of 1.0% per annum.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which the Company will file with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K after the completion of the offering of the Notes.

The Company expects the offering of the Notes to close on February 21, 2014.  The Company expects to receive approximately $245.8 million in net proceeds from the sale of the Notes, after deducting the Initial Purchasers’ discounts and commissions and estimated expenses of the offering payable by the Company.  The Company intends to use the net proceeds from the sale of the Notes, together with available cash, to redeem all of the Company’s outstanding $250.0 million aggregate principal amount of 8¼% Senior Notes due 2017 on March 10, 2014.

Item 8.01.                                        Other Events.

On February 6, 2014, the Company issued a press release announcing the pricing of the private offering of the Notes.  Pursuant to Rule 135c under the Securities Act, the Company is filing a copy of such press release as Exhibit 99.1 hereto, which is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(a)                                 Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits.  The following exhibits are being filed herewith:

(4.1)                       Purchase Agreement, dated February 6, 2014, by and among the Company, the guarantors named therein and J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein.

(99.1)                Oshkosh Corporation Press Release dated February 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: February 7, 2014	By:	/s/ David M. Sagehorn
David M. Sagehorn
Executive Vice President and
Chief Financial Officer

OSHKOSH CORPORATION

Exhibit Index to Current Report on Form 8-K

Dated February 6, 2014

Exhibit
Number

(4.1)	Purchase Agreement, dated February 6, 2014, by and among the Company, the guarantors named therein and J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein.

(99.1)	Oshkosh Corporation Press Release dated February 6, 2014.